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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 12, 2015
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.07 Submission of Matters to a Vote of Security Holders

(a-b) The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on March 12, 2015 are as follows.

1.	Election of Directors:	For	Against	Abstentions	Broker Non-Votes
	Susan E. Arnold	1,197,338,115	57,137,910	2,811,211	210,997,005
	John S. Chen	1,226,815,848	27,572,470	2,898,918	210,997,005
	Jack Dorsey	1,248,803,977	5,590,206	2,893,053	210,997,005
	Robert A. Iger	1,232,055,591	18,121,555	7,110,090	210,997,005
	Fred H. Langhammer	1,195,885,034	58,473,199	2,929,003	210,997,005
	Aylwin B. Lewis	1,181,586,888	72,749,003	2,951,345	210,997,005
	Monica C. Lozano	1,189,533,599	64,879,238	2,874,399	210,997,005
	Robert W. Matschullat	1,237,845,030	16,483,334	2,958,872	210,997,005
	Sheryl K. Sandberg	1,248,087,815	6,425,305	2,774,116	210,997,005
	Orin C. Smith	1,236,041,493	16,869,898	4,375,845	210,997,005

Under the Registrant’s Bylaws, each of the directors was elected, having received more votes “for” than “against.”

		For	Against	Abstentions
2.	Ratification of PricewaterhouseCoopers LLP as registered public accountants	1,453,661,649	10,788,017	3,834,575

Under the Registrant’s Bylaws, the selection of the auditors was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes
3.	Approval of the advisory vote on executive compensation	1,050,839,100	196,928,995	9,519,141	210,997,005

Under the Registrant’s Bylaws, the proposal was approved, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes
4.	Shareholder proposal relating to independent board chairman	358,110,466	893,110,868	6,065,902	210,997,005

Under the Registrant’s Certificate of Incorporation, the proposal failed, having received “for” votes from less than a majority of votes cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes
5.	Shareholder proposal relating to limiting accelerated executive pay	302,780,236	947,556,704	6,950,296	210,997,005

Under the Registrant’s Bylaws, the proposal failed, having received “for” votes from less than a majority of votes cast for, against or abstain.

Item 8.01 Other Events.    On March 13, 2015 the Registrant entered into a new $1.5 billion 364-Day Credit Agreement with a syndicate of lenders to support commercial paper borrowings and for other general corporate purposes. The new facility will expire on March 11, 2016. Under the new facility, as with the Registrant’s existing $1.5 billion 364-Day Credit Agreement (filed as Exhibit 10.1(c) to the Registrant’s Form 8-K dated March 20, 2014), the Registrant has the option to borrow at LIBOR-based rates plus a spread, subject to a cap and a floor that vary with the Registrant’s debt rating, depending on the credit default swap spread applicable to the Registrant’s senior, unsecured, non-credit enhanced long-term debt. The remaining provisions of the new facility, including representations, warranties, covenants and events of default, are also substantially similar to the provisions of the existing 364-Day facility. In particular, the new facility contains only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.

A copy of the new 364-Day Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
10.1    364 Day Credit Agreement dated as of March 13, 2015

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: March 13, 2015